Exhibit 32.1

CERTIFICATIONS PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Oncocyte Corporation (the “Company”) for the quarter ended March 31, 2024 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Josh Riggs, President and Chief Executive Officer of the Company, and James Liu, Controller, Principal Accounting Officer and interim Principal Financial Officer of the Company, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 15, 2024

/s/ Josh Riggs
Josh Riggs
President and Chief Executive Officer (Principal Executive Officer)

/s/ James Liu
James Liu
Controller, Principal Accounting Officer and interim Principal Financial Officer (Principal Financial Officer)